UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Bally Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6601 South Bermuda Road
Las Vegas, Nevada 89119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 3, 2007

To the Stockholders:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders (the “Meeting”) of Bally Technologies, Inc. (“Bally”) will be held at Bally’s principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada  89119, on Thursday, May 3, 2007, at 1:00 p.m., local time, for the following purposes:

1.                To elect one director for a term of three years;

2.                To ratify the appointment of the firm of Deloitte & Touche LLP as the independent public accountants of Bally for the fiscal year ending June 30, 2007; and

3.                To consider such other matters that may properly be before the meeting.

The Board of Directors has fixed the close of business on April 4, 2007, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Meeting or any adjournment(s) or postponement(s) thereof.

We hope that you are able to attend the Meeting, but, in any event, please sign, date and return promptly the enclosed proxy card in the envelope provided so that your shares of Bally common stock may be voted at the Meeting.

By Order of the Board of Directors

Mark Lerner
Senior Vice President, General Counsel and Secretary

Las Vegas, Nevada
April 6, 2007

BALLY TECHNOLOGIES, INC.

PROXY STATEMENT

INTRODUCTION

General

The enclosed proxy is solicited by the Board of Directors of Bally Technologies, Inc. (“we,” “us,” the “Company,” or “Bally”) on behalf of the Company in connection with the 2006 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 1:00 p.m., local time, at the Company’s principal executive offices, 6601 South Bermuda Road, Las Vegas, Nevada 89119, on Thursday, May 3, 2007, and any adjournment(s) or postponement(s) thereof. At the Meeting, stockholders will be asked to vote on the following matters:

1.                To elect one director for a term of three years;

2.                To ratify the appointment of the firm of Deloitte & Touche LLP as the independent public accountants of the Company for the fiscal year ending June 30, 2007; and

3.                To consider such other matters that may properly be before the meeting.

It is expected that this Proxy Statement and accompanying proxy card will first be mailed to stockholders on or about April 10, 2007.

The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation materials to beneficial owners of shares of the Company’s common stock. In addition to the use of the mail, directors, officers, employees and certain stockholders of the Company, none of whom will receive additional compensation therefor, may solicit proxies on behalf of the Company personally, by telephone or by facsimile transmission. The Company will also employ Innisfree M&A Incorporated to assist in soliciting proxies for a fee of $6,500, plus-out-of pocket expenses.

The Company’s principal executive offices are located at 6601 South Bermuda Road, Las Vegas, Nevada 89119, telephone (702) 584-7700.

Proxies

All shares of Company common stock represented by the accompanying proxy card will be voted as specified by you if the proxy card is properly executed and returned. If no contrary instructions are given, such shares will be voted to elect the director nominee named herein for a term of three years and to ratify the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2007. Any stockholder has the power to revoke his or her proxy at any time before it has been voted by filing with the Corporate Secretary of the Company an instrument revoking his or her proxy, by submitting a substitute proxy bearing a later date or by voting in person at the Meeting.

Number of Shares of Common Stock Outstanding and Voting

Only stockholders of record of shares of Company common stock at the close of business on April 4, 2007, the record date for the Meeting fixed by the Board of Directors, are entitled to receive notice of and to vote at the Meeting. On that date, there were 53,258,672 shares of common stock outstanding and entitled to vote at the Meeting, each of which is entitled to one vote per share at the Meeting.

A majority of the outstanding shares of common stock, represented in person or by proxy, will constitute a quorum at the Meeting. Shares of common stock that reflect abstentions are treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the stockholders for a vote. However, abstentions do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

“Broker non-votes” are shares of common stock held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner. Shares of common stock that reflect “broker non-votes” are treated as shares that are present and entitled to vote for the purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though the shares of common stock are considered entitled to vote for the purposes of determining a quorum and may be entitled to vote on other matters.

Directors are elected by a plurality, and the nominee who receives the most votes will be elected. Abstentions and “broker non-votes” will not be taken into account in determining the outcome of the election.

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending June 30, 2007, must receive the affirmative vote of a majority of the shares of common stock present in person or by proxy at the Meeting and entitled to vote. Abstentions have the effect of negative votes. “Broker non-votes” will not be taken into account in determining the outcome of the adoption of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 9, 2007, with respect to the beneficial ownership of the Company’s common stock, which constitutes the Company’s only outstanding class of voting securities, by (i) each person who, to the Company’s knowledge, beneficially owned more than 5% of the outstanding common stock, (ii) each director and nominee for director, (iii) the Named Executive Officers (as defined in the Summary Compensation Table), and (iv) all of the Company’s executive officers and directors as a group. Except as indicated, beneficial ownership includes the sole power to vote and to dispose of the securities in question. The mailing address for each of the beneficial owners listed below is c/o Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, unless noted otherwise. Information with respect to FMR Corp. is based solely on a review of the Schedule 13G filed by FMR Corp. on February 14, 2007; information with respect to Columbia Wagner Asset Management LP is based solely on a review of the Schedule 13G/A filed by Columbia Wanger Asset Management LP on January 8, 2007; and information with respect to Mr. Alfred Wilms is based solely on a review of the Schedule 13D filed by Mr. Wilms on January 6, 2004.

Beneficial Owner	Amount of Beneficial Ownership		Percent of Class
FMR Corp(1)	5,006,300	(17)	9.41%
Columbia Wanger Assets Management LP(2)	3,905,000		7.34%
Alfred Wilms(3)	3,729,324		7.01%
Jacques André(4)	363,572		*
Robert Guido(5)	50,000		*
Joel Kirschbaum(6)	2,455,602		4.58%
Stephen Race(7)	70,000		*
David Robbins(8)	626,434		1.17%
Kevin Verner(9)	313,781		*
Richard Haddrill(10)	1,471,255		2.72%
Robert L. Saxton(11)	50,004		*
Robert Luciano(12)	1,688,312		3.15%
Ramesh Srinivasan(13)	219,172		*
Mark Lipparelli(14)	161,106		*
Robert Caller(15)	22,461		*
Steven Des Champs(16)	54,665		*
All executive officers and directors as a group	7,743,795	(18)	13.66%

                 *   Less than 1%

       (1)   FMR Corp.’s address is 83 Devonshire Street, Boston, Massachusetts 02109.

       (2)   Columbia Wanger Asset Management LP’s address is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

       (3)   Mr. Wilms’ mailing address is 2, St. Jansvliet, bus 6-2000 Antwerp, Belgium.

       (4)   Includes 36,428 shares of common stock owned and 327,144 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

       (5)   Includes 50,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

       (6)   Includes 2,092,458 shares of common stock owned and 363,144 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

       (7)   Includes 70,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

       (8)   Includes 134,286 shares of common stock owned and 492,148 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days. Excludes 25,714 shares of common stock held by a trust for the benefit of Mr. Robbins’ children for which Mr. Robbins does not act as a trustee, and for which shares Mr. Robbins has no voting or investment control or pecuniary interest and therefore disclaims beneficial ownership.

       (9)   Includes 13,781 shares of common stock owned and 300,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(10)   Includes 161,654 shares of common stock owned, 329,606 restricted stock units (“RSUs”) that have vested or will vest within 60 days and 979,995 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(11)   Includes 50,004 shares of common stock owned.

(12)   Includes 1,328,313 shares of common stock owned and 360,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(13)   Includes 24,172 shares of common stock owned and 195,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(14)   Includes 3,942 shares of common stock owned and 157,164 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(15)   Includes 2,461 shares of common stock owned and 20,000 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(16)   Includes 29,635 shares of common stock owned and 25,030 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days.

(17)   FMR Corp. has sole voting power in respect of 1,069,260 of common stock.

(18)   Includes 329,606 RSUs that have vested or will vest within 60 days, 3,480,460 shares of common stock subject to options that are currently exercisable or will become exercisable within 60 days. Also includes 54,665 shares of common stock beneficially owned by Mr. Steven Des Champs and 50,004 shares of common stock beneficially owned by Mr. Robert Saxton, neither of whom was an executive officer as of March 9, 2007, but who are included in the Summary Compensation Table included in this proxy statement.

Proposal No. 1:

ELECTION OF DIRECTORS

The Company’s bylaws provide that the Board of Directors shall consist of no fewer than three nor more than nine directors, with the exact number to be fixed by the Board of Directors. The Board of Directors has fixed the number of directors at seven, one of whom will be elected at the Meeting. The Company’s bylaws divide the Board of Directors into three classes as nearly equal in number as possible, with the three-year terms of office of each class ending in different years.

David Robbins has been nominated to serve as director for a term of three years, or until his successor has been elected and has qualified. Mr. Robbins has indicated his willingness to serve, if elected. Mr. Stephen Race, whose term as a director expires at the Meeting, has decided not to stand for re-election as a director. As a result of Mr. Race’s decision not to stand for re-election and the death of Mr. Joel Kirschbaum, the Board of Directors will have two open seats following the Meeting. The Board and the Nominating and Corporate Governance Committee are in the process of identifying well-qualified candidates to fill the open seats.

Proxies received by the Company in favor of Mr. Robbins’ election will be voted for Mr. Robbins. No stockholder nominations for director were received in connection with the Meeting. Although the Company does not anticipate that Mr. Robbins will be unavailable to stand for election, in the event of such occurrence, the proxies will be voted for a substitute, if any, as the Board of Directors may designate.

The following table sets forth certain information with respect to the nominee and each other director of the Company whose term of office does not expire at the Meeting.

Nominees for Director	Age	Director Since	Term Expires
David Robbins	47	1997	2006 Annual Meeting of Shareholders

Continuing Directors	Age	Director Since	Term Expires
Jacques André	69	1996	2007 Annual Meeting of Shareholders
Richard Haddrill	53	2003	2007 Annual Meeting of Shareholders
Kevin Verner	48	2001	2008 Annual Meeting of Shareholders
Robert Guido	60	2006	2008 Annual Meeting of Shareholders

The Board of Directors recommends that stockholders vote “for” Mr. Robbins.

Director, Executive Officer and Other Significant Employee Biographies

Richard Haddrill.   Mr. Haddrill became a director in April 2003 and, effective October 1, 2004, was appointed Chief Executive Officer. Prior to becoming our CEO, Mr. Haddrill most recently served as CEO and member of the board of directors of Manhattan Associates, Inc., a global leader in software solutions to the supply chain industry. He continued to serve as Vice Chairman of the Board until May 2006. Mr. Haddrill also served as President and CEO for Powerhouse Technologies, Inc., a technology and gaming company, from September 1996 to June 1999, when Powerhouse was acquired by Anchor Gaming. Mr. Haddrill currently serves on the board of directors of TrueDemand Software, Inc. Mr. Haddrill  previously served on the boards of directors of Danka Business Products, a digital imaging systems products provider and services producer from June 2002 to October 2004, and Outlooksoft, a provider of corporate performance management solutions from May 2003 to June 2005.

Robert C. Caller.   Mr. Caller joined us as Executive Vice President, Chief Financial Officer and Treasurer in April 2006. From 1983 to 2006, he was a partner at Ernst & Young (“E&Y”), most recently working in the Denver office, where he served several publicly held companies as well as several companies involved in the gaming industry. He started his career with E&Y in the Houston office in 1972, and was the managing partner of E&Y’s Albuquerque office from 1990 to 1991 before transferring to the Denver office.

Michael “Gavin” Isaacs.   Mr. Isaacs joined us as Executive Vice President and Chief Operating Officer on September 1, 2006. From 1999 to 2006, Mr. Isaacs worked for Aristocrat Leisure Limited. During his tenure with Aristocrat, he served in key management positions, including General Manager, Global Marketing and Business Development, and Managing Director, Europe. In March 2003, he was named to the position of Americas President. Before joining Aristocrat, Mr. Isaacs was a partner with the Australia law firm Phillips Fox. Mr. Isaacs is a trustee of the International Association of Gaming Attorneys.

David Robbins.   Mr. Robbins rejoined us as a director and Chairman of the Board in December 1997. Mr. Robbins previously served as a director from July 1994 to September 1997 and as the Chairman of the Board from February 1997 to September 1997. From 1984 to 2004, he practiced corporate, securities and real estate law at various law firms, as an associate, partner and of counsel. Mr. Robbins was also licensed as a certified public accountant (inactive status) in the state of New York. Since January 1996, Mr. Robbins has co-managed funds for private investors, including private investment partnerships that invest in public securities, real estate and healthcare companies.

Jacques André.   Mr. André became a director in August 1996. Mr. André previously served as a Vice President of A.T. Kearney Executive Search, a global management consulting firm, from October 2002 to February 2005. From 1975 to 2002, Mr. André was a partner and a member of the board of directors of Ray & Berndtson, Inc., an international executive search firm. From 1997 to 2003, Mr. André served as a member of the board of directors for the Association of Executive Search Consultants.

Robert Guido.   Mr. Guido became a director in December 2006. Mr. Guido recently retired from Ernst & Young (“E&Y”) where he was Vice Chair and Chief Executive Officer of E&Y’s Assurance and Advisory Practice. In this role, he was responsible for overall business strategy and had significant dealings with both the Securities and Exchange Commission and Public Company Accounting Oversight Board on behalf of the firm. During his 38-year career at E&Y, Mr. Guido also co-chaired the firm’s global client steering committee and served as a senior advisory or engagement partner to numerous global companies.

Kevin Verner.   Mr. Verner became a director in April 2001. From 1997 to 2000, Mr. Verner held various positions with WMS Industries, Inc., and WMS Gaming, the last of which was Chief Operating Officer. Prior to his employment at WMS, Mr. Verner was Vice President of New Business Development at R.J. Reynolds Tobacco Co., where he held various marketing and senior management positions for sixteen years. Mr. Verner is currently a consultant and provides interim management to early-stage companies, including financial planning, securing seed funding, management recruitment and development of operating budgets, and pro forma financial projections. Mr. Verner is also a CEO advisor for the Chicago-based venture fund Alpha Capital Fund III, and provides consultation on enterprise valuation and due diligence for consumer products investments.

Mark Lerner.   Mr. Lerner joined us in December 1996 as Assistant General Counsel. Mr. Lerner has practiced law since 1980. Over the course of his career, Mr. Lerner has served as a deputy attorney general for the Nevada Gaming Commission and State of Nevada Gaming Control Board, general counsel to Becker Gaming, Inc., a Las Vegas gaming company, and, from 1987 to 1994, an attorney at Jones, Jones, Close & Brown (now Jones Vargas), a Las Vegas commercial and litigation law firm.

Robert Luciano.   Mr. Luciano joined us in March 2004 in connection with our acquisition of SDG and became our Chief Technology Officer on October 1, 2004. Mr. Luciano founded SDG in 1996 as a research, development and consulting company focusing on the gaming industry. Prior to founding SDG, Mr. Luciano was employed by IGT in the position of Vice President of Advanced Engineering. Prior to joining IGT, Mr. Luciano held several engineering positions with a variety of companies including Soabar, a division of Avery International, and Mobil Oil Corporation.

Ramesh Srinivasan.   Mr. Srinivasan joined us in March 2005 as Executive Vice President of Bally Systems. Mr. Srinivasan is responsible for system sales, services and product development. From 1998 to 2005, Mr. Srinivasan served in several executive positions, including Executive Vice President, for Manhattan Associates, Inc.

BOARD OF DIRECTORS

During the fiscal year ended June 30, 2006, the Board of Directors held thirteen meetings. Each director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and of all committees on which such person served during the fiscal year ended June 30, 2006. All six directors attended the Company’s 2005 Annual Meeting of Stockholders.

The Company’s corporate governance guidelines require the non-management directors to hold regularly scheduled executive sessions without management present, as required by Section 303A.03 of the New York Stock Exchange (the “NYSE”) Listed Company Manual. The Board of Directors has designated that the Chairman of the Board shall serve as presiding director of executive sessions of non-management directors, unless the Chairman is a member of management, in which case the non-management directors will select the presiding director. The Chairman, Mr. Robbins, a non-management director, currently serves as the presiding director.

Director Independence

As part of its Corporate Governance Guidelines, the Board of Directors has adopted Independence Guidelines, which are attached to this Proxy Statement as Appendix A. The Board of Directors has affirmatively determined that Messrs. André, Guido, Race, Robbins, and Verner are independent under Section 303A.02 of the NYSE Listed Company Manual and the Company’s Independence Standards. The Board has also affirmatively determined that no material relationships exist between any independent director and the Company that, in the opinion of the Board of Directors, would interfere with the exercise of such directors’ independent judgment in carrying out the responsibilities of a director. The NYSE’s independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, that would prevent a director from being independent. None of the Company’s independent directors has any relationship that violates these tests.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee.

Audit Committee.   During the fiscal year ended June 30, 2006, the Audit Committee of the Board of Directors was comprised of Messrs. André, Race, Robbins, and Verner. As of December 1, 2006, Mr. Guido was appointed to the Audit Committee and began serving as the Chairman on January 16, 2007. The Audit Committee, among other things, reviews and engages or re-engages an independent accounting firm to audit the Company’s financial statements for the then-current fiscal year; reviews and determines the policies and procedures of the Company and management in maintaining the Company’s books and records and furnishing information necessary to the independent auditors; reviews and determines the adequacy and implementation of the Company’s internal controls, including the internal audit function and the adequacy and competency of the related personnel; and reviews and determines such other matters relating to the Company’s financial affairs and accounts as the Audit Committee may in its discretion deem desirable.

The Audit Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s web site at www.ballytech.com by following the links to “Investor Relations” and “Governance” or upon written request to the Company, as set forth under “Additional Information.”  The Board of Directors has affirmatively determined that Messrs. André, Guido, Race, Robbins, and Verner are independent as defined in Section 303A.02 of the NYSE Listed Company Manual, and are financially literate, as required by Section 303A.07(a) of the NYSE Listed Company Manual, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, the

Board of Directors has determined that Messrs. Guido and Robbins are audit committee financial experts, as required by Item 407(d)(5) of Regulation S-K. The Board of Directors made this determination based on Messrs. Guido and Robbins’ qualifications and business experience, as briefly described above under “Director, Executive Officer and Other Significant Employee Biographies.”  The Audit Committee met eleven times during the fiscal year ended June 30, 2006.

Nominating and Corporate Governance Committee.   The Nominating and Corporate Governance Committee of the Board of Directors is comprised of Messrs. André, Robbins, and Verner. The Nominating and Corporate Governance Committee, among other things, makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors; aids in attracting qualified candidates to serve on the Board of Directors; monitors and oversees the functions and operations of the committees of the Board of Directors; and periodically reviews the Company’s corporate governance principles, policies, and practices.

The Nominating and Corporate Governance Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s web site at www.ballytech.com by following the links to “Investor Relations” and “Governance” or upon written request to the Company, as set forth under “Additional Information.” The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner are independent as defined in Section 303A.02 of the NYSE Listed Company Manual. The Nominating and Corporate Governance Committee met seven times during the fiscal year ended June 30, 2006.

Compensation Committee.   The Compensation Committee of the Board of Directors is comprised of Messrs. André, Robbins, and Verner. The Compensation Committee, among other things, reviews and approves the Company’s executive compensation philosophy; approves all executive compensation plans and structures; approves annual and long-term incentive performance metrics, as well as payouts thereunder; approves compensation for the Company’s executive compensation, as well as senior management of the Company’s subsidiaries; and approves bonus criteria and incentives, including stock options and payouts for employee-directors.

The Compensation Committee is governed by a charter adopted by the Board of Directors. The charter is available on the Company’s web site at www.ballytech.com by following the links to “Investor Relations” and “Governance” or upon written request to the Company, as set forth under “Additional Information.”  The Board of Directors has affirmatively determined that Messrs. André, Robbins, and Verner are independent as defined in Section 303A.02 of the NYSE’s Listed Company Manual. The Compensation Committee met seven times during the fiscal year ended June 30, 2006.

Directors’ Compensation

Arrangements with Directors.   Our directors who are also employees generally are not separately compensated for their services as directors. Except as set forth below under “—Other Arrangements” with respect to Messrs. Robbins and Kirschbaum, each non-management director receives $50,000 per year plus $5,000 per year for each committee on which such non-management director serves, except that the chairman of the Audit Committee receives $25,000 and the chairman of each other committee receives $10,000 for such committee service. Each new non-employee director receives a grant of options to purchase 50,000 shares of common stock upon appointment to the Board of Directors. Each non-employee director also receives an annual grant of options to purchase 30,000 shares of common stock. All options granted to directors remain outstanding for the full term, whether or not the director continues to be a director, unless the director resigns or is removed as a director before the expiration of the term the director is serving at the time of the grant, in which event the options expire sixty days after resignation or removal. Directors are also reimbursed for their reasonable out-of-pocket expenses incurred on Company business. The Company may grant both employee and non-employee directors additional cash compensation and options as time commitments, responsibilities and other circumstances may warrant. The Nominating and Corporate Governance Committee and the Board periodically review the compensation of its directors and may decide to make changes to such compensation structure in the future.

Director’s Share Ownership Guidelines.   The Board has adopted a formal share ownership policy and guidelines for non-management directors. The guidelines specify that each non-management director shall acquire and hold common stock valued at twice the annual base compensation paid to the director at the time of the director’s appointment or election to the Board. The policy further provides that purchases under the policy be made within three years of the director’s appointment, election or adoption date of the policy with the director holding at least that amount of stock during the director’s tenure.

Other Arrangements.   Effective July 1, 2004, Bally entered into an agreement with Mr. Robbins pursuant to which he agreed to serve as the Chairman of the Board of Directors and as a member of the Office of the Chairman for a period of three and one-half years. Pursuant to this agreement Mr. Robbins receives total fees of $325,000 per year for such services.

Effective July 1, 2004, Bally entered into an agreement with Mr. Kirschbaum in which he agreed to serve as a member of the Office of the Chairman for a period of three and one-half years. Pursuant to this agreement Mr. Kirschbaum received fees of $100,000 per year for such services. The Company made its last payment under this agreement in August 2006 following Mr. Kirschbaum’s death.

Director Nomination Process

The Nominating and Corporate Governance Committee, with the assistance of a third-party search firm, identifies candidates for director nominees. The Nominating and Corporate Governance Committee considers a number of factors including the following criteria in identifying, evaluating and recommending director nominees to the Board of Directors:  the candidate’s personal qualities and characteristics, accomplishments and reputation in the business community; the candidate’s current knowledge and contacts in the communities in which the Company does business and in the gaming industry and other industries relevant to the Company’s business; the candidate’s ability and willingness to commit adequate time to matters of the Board of Directors and committees; the fit of the candidate’s skills and personality with those of other directors and potential directors in building an effective, collegial, and responsive Board of Directors; and the overall diversity of viewpoints, background, experience, and other demographics of the Board of Directors. Pursuant to the Company’s Bylaws, the Company’s Nominating and Corporate Governance Committee will also consider stockholder nominations of candidates for director, assuming the satisfaction of certain requirements, as set forth under “Stockholder Proposals and Nominations for Director—Stockholder Nominations for Director.”

Communication with the Board of Directors

Interested parties may communicate directly with individual directors, or the Board of Directors as a group, as well as the presiding director of executive sessions of non-management directors, or with non-management directors as a group, by writing to Board of Directors, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, or by email to boardofdirectors@ballytech.com, indicating to whose attention the communication should be directed. All communications will be received and processed by the Company’s legal department. Unless indicated otherwise, communications about accounting, internal controls, and audits will be referred to the Audit Committee and all other communications will be referred to the Chairman of the Board of Directors. You may communicate anonymously if you wish.

Individuals may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Confidential, anonymous reports may be made:

1.                 By Company employees pursuant to the Company’s Values Line hotline; or

2.                 By all other individuals by either (i) writing to the Chair of the Audit Committee, Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, in an envelope marked confidential; or (ii) sending an email to boardofdirectors@ballytech.com with a reference to “confidential accounting related matters” in the subject line.

Proposal No. 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

At the Meeting, a vote will be taken on a proposal by the Board of Directors to ratify the selection of Deloitte & Touche LLP to act as independent public accountants of the Company for the fiscal year ending June 30, 2007. Deloitte & Touche LLP has audited the Company’s financial statements beginning with the fiscal year ended June 30, 2001.

A representative of Deloitte & Touche LLP will be present at the Meeting, will have an opportunity to make a statement if he so desires, and is expected to be available to respond to appropriate questions.

The Board of Directors recommends that stockholders vote “for” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent public accountants.

Fees paid to Independent Public Accountants

The following table presents the aggregate fees billed by Deloitte & Touche LLP, the Company’s principal Independent Registered Public Accounting Firm, for services provided during fiscal years 2006 and 2005:

	2006	2005
Audit fees	$6,502,196	$3,077,160
Audit-related fees(1)	39,930	158,115
Tax fees(2)	800,298	673,523
All other fees	—	—
Total fees	$7,342,424	$3,908,798

(1)          Consists primarily of fees paid for accounting and auditing consultation services, audits of the Company’s employee benefits plans and services related to Sarbanes-Oxley readiness.

(2)          Consists primarily of fees paid for tax compliance and preparation services and tax consultation relating to the acquisition or disposition of certain subsidiaries.

The Audit Committee reviews and approves all services to be provided by Deloitte & Touche LLP. The Audit Committee has considered the effect of non-audit services provided by Deloitte & Touche LLP on Deloitte & Touche LLP’s independence, and does not believe that such independence has been impaired or otherwise compromised.

Pre-Approval Policy

Pursuant to the Audit Committee’s pre-approval policies and procedures for certain audit and non-audit services, the Company’s external auditor cannot be engaged to provide any audit and non-audit services to the Company unless the engagement is pre-approved by the Audit Committee in compliance with the Sarbanes-Oxley Act of 2002. The audit, audit related, tax and other fees and services described above were pre-approved by the Audit Committee for 2006 and 2005.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility with respect to the financial statements and the reporting process. The Company’s independent accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles. The Audit Committee hereby reports as follows:

1.                The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2006 with the Company’s management.

2.                The Audit Committee has discussed with Deloitte & Touche LLP, the Company’s independent auditors, the matters required to be discussed by SAS 61 (Communication with Public Audit Committees), among other things.

3.                The Audit Committee has received the written disclosures and the representations from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP their independence.

Based on the review and discussion of the above information, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the Securities and Exchange Commission (the “SEC”).

Respectfully submitted,
AUDIT COMMITTEE
Robert Guido, Chairman
David Robbins
Jacques André
Stephen Race
Kevin Verner

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation paid or to be paid by us to our chief executive officer, our chief financial officer, the four other most highly compensated individuals serving as executive officers as of June 30, 2006, as well as one additional individual who would have been one of the Company’s four most highly compensated executive officers were he serving as an executive officer as of June 30, 2006 (such seven individuals collectively, the “Named Executive Officers”) for services rendered in all capacities to us during the fiscal years ended June 30, 2006, 2005 and 2004.

	Fiscal				Long-Term Compensation
	Year				Restricted		Securities		All
	Ended	Annual Compensation			Stock		Underlying		Other
Name & Principal Position	June 30,	Salary	Bonus		Awards(1)		Options(2)		Compensation(3)
Richard Haddrill	2006	$980,000	$—		$1,396,296	(4)	200,000		$49,663	(5)
President and Chief	2005	701,077	—		2,073,718	(6)	430,000		342,970	(7)
Executive Officer	2004	—	—		6,469,835	(8)	600,000		60,000	(9)
Robert Saxton(10)	2006	370,000	—		—		20,000		7,116
Executive Vice President,	2005	370,000	—		—		50,000		9,108
Gaming	2004	357,307	279,240		—		50,000		6,328
Robert Luciano	2006	250,000	50,000		—		600,000		—
Chief Technology Officer	2005	250,000	50,000		—		600,000		—
	2004	57,692	49,500		—		—		—
Ramesh Srinivasan	2006	261,538	50,000		—		—		39,281	(11)
Executive Vice President, Bally	2005	70,192	—		226,000	(12)	300,000		—
Systems	2004	—	—		—		—		—
Mark Lipparelli(13)	2006	250,000	—		—		35,000		6,827
Executive Vice President,	2005	250,000	—		—		105,000		9,399
Operations	2004	243,269	212,500		—		30,000		5,202
Robert Caller(14)	2006	71,923	141,837	(15)	—		175,000	(16)	2,146	(17)
Executive Vice President, Chief	2005	—	—		—		—		—
Executive Officer and Treasurer	2004	—	—		—		—		—
Steven Des Champs(18)	2006	288,077	—		—		45,000		7,202
Senior Vice President, Business	2005	240,000	20,000		—		100,000		7,634
Analysis	2004	237,308	116,000		—		25,000		5,996

       (1)   Constitutes grants of Restricted Stock and RSUs. The dollar value reflected in the table is calculated by multiplying the closing market price of our common stock on the date of grant by the number of shares awarded. The closing price of our common stock on June 30, 2004, December 22, 2004, March 9, 2005, June 20, 2006, and September 12, 2006, the dates of grant, were $17.16, $13.25, $11.30, $15.07, and $17.00, respectively. See footnotes 4, 6, 8, 12, and 15 below regarding the terms of the grants.

       (2)   Unless otherwise indicated, all grants made pursuant to our Amended and Restated 2001 Long Term Incentive Plan.

       (3)   Unless otherwise indicated, “All Other Compensation” represents contributions made by us to our 401(k) Plan.

       (4)   On June 20, 2006, we issued Mr. Haddrill 92,654 restricted shares of common stock. The number of shares granted was determined by dividing $1,400,000 by the average per share closing price of our common stock on the NYSE for the 20 business days prior to the date of grant. The 92,654 shares of restricted stock had an aggregate value of $1,526,011.38 on June 30, 2006, based on the per share closing price of our common stock on the NYSE of $16.47. The restricted stock vests as follows:  28.6% of the shares will vest on July 1, 2008 and the remainder will vest on January 1, 2009, in each case subject to Mr. Haddrill’s continuous employment as our Chief Executive Officer through each such date. If Mr. Haddrill’s employment is terminated by us other than for cause or by Mr. Haddrill for Good Cause, each as defined in the Haddrill Agreement (defined below), the vesting of the restricted stock shall be pro-rated through the 12-month period following the month in which the date of termination occurs. In the event of a Change of Control, as defined in the Haddrill Agreement, the restricted stock shall become fully vested effective immediately prior to such Change of Control. Except as set forth above, any unvested portion of the restricted stock at the time of termination shall terminate as of the date of termination. No dividends will be paid on the restricted stock unless and until such shares vest and, thereafter, only to the extent dividends are paid on our common stock.

       (5)   Amount represents $41,316 paid in moving and relocation expenses and $8,346 in contributions made by us to our 401(k) Plan.

       (6)   On December 22, 2004, we issued Mr. Haddrill 156,507 RSUs. The number of RSUs granted was determined by dividing $1,900,000 by the average per share closing price of our common stock on the NYSE for the 20 business days prior to the date of grant. The 156,507 RSUs had an aggregate value of $2,577,670 on June 30, 2006, based on the per share closing price of our common stock on the NYSE of $16.47. In accordance with the Haddrill Agreement, the vesting of 50% of the award was accelerated to October 1, 2005, as a result of the Board of Director’s determination that we achieved certain strategic and/or financial objectives for the nine month period ending on October 1, 2005. The vesting of the remaining 50% was accelerated on October 1, 2006 as a result of the Board of Director’s determination that we achieved certain strategic and/or financial objectives for the twelve month period ending on October 1, 2006. Vested RSUs represents Mr. Haddrill’s right to receive an equivalent number of shares of our common stock as follows:  (i) 75% of the shares of common stock represented by the vested RSUs shall be issued to Mr. Haddrill (1) on the later of (a) October 1, 2007 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Internal Revenue Code (the “Code”) in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable, or (2) in the event that Mr. Haddrill’s employment with the Company is terminated prior to October 1, 2007, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable, and (ii) 25% of the shares of common stock represented by the vested RSUs shall be issued to Mr. Haddrill (1) on the later of (a) October 1, 2008 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable, or (2) in the event that Mr. Haddrill’s employment is terminated prior to October 1, 2008, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable. No dividends will be paid on the RSUs unless and until the underlying shares of common stock have been issued in Mr. Haddrill’s name as described above, and thereafter, only to the extent dividends are paid on our common stock. Except as described below under “—Employment and Severance Arrangements—Haddrill Agreement,” all unvested RSUs shall be immediately forfeited if Mr. Haddrill ceases to serve as the Company’s Chief Executive Officer.

       (7)   Amount represents $337,136 paid in moving and relocation expenses and $5,834 in contributions made by us to our 401(k) Plan.

       (8)   On June 30, 2004, we issued Mr. Haddrill 377,030 RSUs. The number of RSUs granted was determined by dividing $6,500,000 by the average per share closing price of our common stock on the NYSE for the 20 business days prior to the date of grant. The 377,030 RSUs had an aggregate value of $6,209,684 on June 30, 2006, based on the per share closing price of our common stock on the NYSE of $16.47. The RSUs vest in one-third equal installments on each of October 1, 2005, October 1, 2006, and October 1, 2007, provided that Mr. Haddrill is continuously employed as our Chief Executive Officer until each such vesting date, except as otherwise provided in the Haddrill Agreement, as described below under “—Employment and Severance Arrangements—Haddrill Employment Agreement.” Vested RSUs represent Mr. Haddrill’s right to receive an equivalent number of shares of our common stock as follows: (i) 75% of the shares represented by the vested RSUs shall be issued to Mr. Haddrill (1) on the later of (a) October 1, 2007 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable, or (2) in the event that the Haddrill Agreement is terminated, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable, and (ii) 25% of the shares represented by the vested RSUs shall be issued to Mr. Haddrill (1) on the later of (a) October 1, 2008 or (b) the first date on which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable, or (2) in the event that the Haddrill Agreement is terminated, on the first date in which such payment or any portion thereof is no longer subject to the limits of Section 162(m) of the Code in which case that portion of the payment that is no longer subject to such limits shall be issued to Mr. Haddrill at the time such limits become inapplicable. No dividends will be paid on the RSUs unless and until the underlying shares of common stock have been issued in Mr. Haddrill’s name, and thereafter, only the extent dividends are paid on our common stock. Except as described below under “—Employment and Severance Arrangements—Haddrill Employment Agreement,” all unvested RSUs shall be immediately forfeited if Mr. Haddrill ceases to serve as our Chief Executive Officer.

       (9)   Mr. Haddrill received compensation as a board member totaling $60,000 for the fiscal year ended June 30, 2004.

(10)   Mr. Saxton retired from the Company in July 2006.

(11)   Amount paid for moving and relocation expenses.

(12)   On March 5, 2005, we issued Mr. Srinivasan 20,000 restricted shares of common stock. The 20,000 shares of restricted stock had an aggregate value of $329,400 on June 30, 2006, based on the per share closing price of our common stock on the NYSE of $16.47. Fifty percent of the shares of restricted stock vested on the date of grant and the remainder vests on September 2, 2008. No dividends will be paid on the shares of restricted stock unless and until such shares vest, and thereafter only the extent dividends are paid on our common stock.

(13)   Mr. Lipparelli left the Company in April 2007.

(14)   Mr. Caller joined the Company on April 1, 2006.

(15)   Amount includes $100,000 signing bonus, pursuant to Mr. Caller’s employment agreement, and 2,461 shares of restricted common stock, which had an aggregate value of $41,837 on September 12, 2006,

the grant date. The 2,461 shares of restricted stock had an aggregate value of $40,532.67 on June 30, 2006, based on the per share closing price of our common stock on the NYSE of $16.47. The shares of restricted stock vested on the grant date. Dividends are payable on the shares of restricted stock to the extent dividends are paid on our common stock. Mr. Caller opted to receive restricted stock in lieu of a guaranteed cash bonus under his employment agreement.

(16)   Options granted to Mr. Caller pursuant to his employment agreement dated March 7, 2006, as an inducement to accept employment with the Company.

(17)   Amounts paid for moving and relocation expenses.

(18)   Mr. Des Champs left the Company in January 2007.

Employment and Severance Arrangements

Haddrill Employment Agreement.   On June 30, 2004, we entered into an Employment Agreement with Mr. Haddrill (the “Haddrill Employment Agreement”), pursuant to which Mr. Haddrill began serving as Chief Executive Officer as of October 1, 2004. The Haddrill Agreement provides that if Mr. Haddrill’s employment is terminated by us without cause or by Mr. Haddrill for Good Cause, each as defined in the Haddrill Agreement, Mr. Haddrill will receive severance pay in an amount equal to his base salary for one year from the date of termination or until the expiration of the term of the Haddrill Agreement, whichever occurs first. Further, Mr. Haddrill shall be entitled to retain the rights granted under the RSUs described in footnote 8 above, provided that the vesting of the RSUs shall be pro rated through the twelve-month period following the month in which the termination occurs, and the sales restrictions on the stock options granted pursuant to the Haddrill Agreement shall lapse as to a pro rata portion of such options through the date of termination. Upon a Change in Control, as defined in the Haddrill Agreement, Mr. Haddrill will receive a payment of $980,000 and will be entitled to retain all of the RSUs and stock options granted pursuant to the Haddrill Agreement, all of which will vest immediately upon the Change in Control, and the sale restrictions on the stock options will immediately lapse. The Haddrill Agreement also contains certain non-compete provisions.

The Haddrill Agreement was amended as of December 22, 2004. The December 22, 2004, amendment provided for, among other things, a grant of an additional 300,000 stock options and $1,900,000 in RSUs.

The Haddrill Agreement was amended for a second time effective as of June 13, 2005, documenting the terms and conditions of the acceleration of certain of Mr. Haddrill’s stock options, which was approved by the Board of Directors on June 13, 2005, and clarifying the terms of Mr. Haddrill’s RSUs to comply with Section 409A of the Code.

On June 21, 2006, we amended the Haddrill Agreement for a third time, pursuant to which (i) Mr. Haddrill’s term of employment was extended from October 1, 2007, to January 1, 2009, (ii) Mr. Haddrill’s salary, beginning July 1, 2006, was increased from $980,000 to $998,000 and (iii) subject to the approval of the Compensation Committee, Mr. Haddrill received options to purchase 200,000 shares of common stock, as well as a number of shares of restricted common stock having a value equal to $1,400,000 as of the date of grant. The number of shares of restricted common stock was calculated based on the average per share closing price of a share of restricted common stock for the twenty business days immediately prior to the date of grant.

Caller Employment Agreement.   On March 13, 2006, we entered into a letter agreement with Robert Caller, effective as of April 1, 2006 (the “Caller Agreement”). Pursuant to the Caller Agreement, Mr. Caller receives an annual salary of $340,000. Mr. Caller will also be entitled to participate in our Management Incentive Program, with a target performance bonus of $204,000 per year, but with a maximum of $347,000 per year. For our fiscal year ending June 30, 2007, only, Mr. Caller will receive a minimum performance bonus of $160,000. For the period from July 1, 2009, to September 30, 2009, we will pay him a minimum bonus of $51,000. Starting in the fiscal year ending June 30, 2007, we may pay up to 30% of the amount of any performance bonus earned in shares of restricted stock.

If Mr. Caller’s employment is terminated without Cause, as defined in the Caller Agreement, or if Mr. Caller terminates his employment as a result of a Diminution of Duties occurring within one year following a Change of Control, each as defined in the Caller Agreement, he shall continue to receive his salary for one year immediately following such termination, unless such termination occurs on or after September 30, 2008, in which case we will only make such payments until September 30, 2009.

In the event Mr. Caller terminates his employment as a result of a Diminution of Duties occurring within one year following a Change of Control, each installment of his options granted pursuant to the Caller Agreement that has not vested as of such date will be deemed to have vested on the date of such termination and shall be exercisable for one year from such date. If Mr. Caller’s employment is terminated without Cause, any installment that would have vested within one year of the date of termination will vest and, along with any other previously vested options, shall be exercisable for one year thereafter. If Mr. Caller’s employment is terminated with Cause or if he quits for any reason, he will have ninety days to exercise any options that have vested as of the date of such termination.

Pursuant to the Caller Agreement, and as a material inducement to accept his employment, Mr. Caller received 175,000 options, which grant was approved by the Board of Directors.

Mr. Caller received a one time signing bonus payment of $100,000, subject to certain relocation conditions, as well as reimbursement for expenses incurred in connection with trips related to his relocation to Las Vegas.

Saxton Separation and Consulting Agreement.   On June 14, 2006, we entered into a Separation and Consulting Agreement with Robert Saxton in connection with his retirement. Pursuant to this agreement, Mr. Saxton resigned as Executive Vice President of Bally and President of Rainbow Casino effective on July 12, 2006, and will receive $400,000 for consulting services, payable in monthly installments of $8,333.33, for a period of four years.

Des Champs Employment Agreement.   On January 28, 2000, we entered into a letter agreement with Mr. Des Champs which provides for a base salary, which was set at $290,000 per year, participation in our compensation programs for corporate officers, participation in our cash bonus program at amounts determined by the Board of Directors and severance benefits of six months’ base salary if Mr. Des Champs is terminated without cause, including as a result of or subsequent to a change in control. On April 1, 2006, Mr. Des Champs resigned as Chief Financial Officer and assumed the position of Senior Vice President of Business Analysis. On January 31, 2007, Mr. Des Champs’ employment with the Company ended.

Luciano Employment Agreement.   On March 2, 2004, we entered into a letter agreement with Robert Luciano (the “Luciano Agreement”) which provides for a base salary, which is currently set at $250,000 per year, an annual bonus of $50,000 and participation in our Management Incentive Program at the business unit head level in an amount determined by the Board of Directors. If Mr. Luciano is terminated without cause, as defined in the Luciano Agreement, he will receive severance benefits in an amount determined by annualizing the amount Mr. Luciano would have received in respect of the number of full months served in the fiscal year in which he is terminated.

On April 13, 2005, we entered into an amendment to Mr. Luciano’s letter agreement providing for, among other things, the grant of 600,000 stock options, effective on July 1, 2005. The amendment also provides that if Mr. Luciano is terminated without cause, any stock options granted to Mr. Luciano that have vested at the time of termination shall remain outstanding and exercisable until the first anniversary of the date of termination, but in no event beyond the original term of such options.

Srinivasan Employment Agreement.   On March 9, 2005, we entered into an employment agreement with Mr. Srinivasan which provides for a base salary, which is currently set at $275,000 per year, an annual bonus of up to 100% of Mr. Srinivasan’s salary, but in no case less than $50,000, and participation in our Management Incentive Program at the business unit head level, a grant of 300,000 options and a grant of 20,000 shares of restricted stock. If Mr. Srinivasan’s employment is terminated without cause or resigns following a change of control or material diminution of duties, each as defined in Mr. Srinivasan’s agreement, Mr. Srinivasan will receive an amount equal to his base salary for twelve months after the date of termination, offset by any compensation he receives that is attributable to other employment during the six-month period that begins six months after the date of termination. In addition, upon the occurrence of a change of control, Mr. Srinivasan shall be entitled to receive any additional (other than those described above) acceleration in benefits, financial packages, stock options and restricted stock, and compensation accorded to our other senior executives, except for those that may be accorded to our chief executive officer and chief financial officer.

Isaacs Employment Agreement.   On June 19, 2006, we entered into a letter agreement with Michael Gavin Isaacs (the “Isaacs Agreement”), effective September 1, 2006, pursuant to which Mr. Isaacs serves as our Chief Operating Officer and Executive Vice President. Pursuant to the Isaacs Agreement, Mr. Isaacs receives an annual salary of $340,000 and is entitled to participate in our employee benefit programs as well as our Management Incentive Program, with a target performance bonus of $204,000 per year, but with a maximum of $347,000 per year. We may pay up to 30% of the amount of any performance bonus earned in restricted shares of common stock that shall vest and become exercisable at the discretion of the Board of Directors up to two years after such shares are granted.

If Mr. Isaacs’ employment is terminated without Cause, as defined in the Isaacs Agreement, or if Mr. Isaacs terminates his employment as a result of and within one year of a reduction in salary, he shall continue to receive his salary for one year immediately following such termination. Mr. Isaacs shall also be entitled to one year of salary upon cessation of his employment if (i) Mr. Isaacs’ salary is less than $490,000 at the second anniversary of the effective date of the Isaacs Agreement, (ii) Mr. Isaacs terminates his employment within 30 days of such second anniversary and (iii) we elect to make such payments as consideration for Mr. Isaacs agreement not to compete for a period of one year from the date of termination. Any such payments subsequent to termination shall be subject to offset in respect of any income Mr. Isaacs earns from any other employment during such one year period.

Pursuant to the Agreement, and as a material inducement to accept his employment, Mr. Isaacs received a grant of 150,000 options, which grant was approved by the Board of Directors.

Mr. Isaacs also received a one time signing bonus payment of $10,000 and receives an annual allowance of $150,000 for a period of two years in respect of his transition to becoming a permanent United States-based employee.

Option/SAR Grants in Last Fiscal Year

The following table relates to options granted to the Named Executive Officers during the fiscal year ended June 30, 2006.

	Individual Grants
	Number of Securities Underlying Options/SARS		% of Total Options/SARS Granted to Employees in	Exercise	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(a)
Name	Granted		Fiscal Year	Price	Date	5%	10%
Richard Haddrill	200,000	(b)	9.82%	$15.07	6/21/16	$1,895,488	$4,803,450
Robert Saxton	20,000	(c)	0.98%	15.31	7/29/15	192,568	488,004
Robert Luciano	600,000	(d)	29.45%	14.27	7/01/15	5,384,596	13,645,623
Ramesh Srinivasan	—		—%	—	—	—	—
Mark Lipparelli	35,000	(e)	1.72%	15.31	7/29/15	336,993	854,007
Robert Caller	175,000	(f)	8.59%	16.99	4/03/16	1,869,861	4,738,595
Steven Des Champs	35,000	(g)	1.72%	15.31	7/29/15	336,993	854,007
	10,000	(h)	0.49%	15.21	1/31/16	95,655	242,408

(a)           Amounts shown in these columns are derived by multiplying the exercise price by the annual appreciation rates shown (compounded for the term of the options), multiplying this product by the number of shares of common stock underlying the options, and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5 percent and 10 percent rates set by the SEC, and are not intended to forecast possible future appreciation, if any, of the price of a share of common stock.

(b)          Options vest as follows: (i) 66,667 shares will vest on February 28, 2008, (ii) 66,667 shares will vest on July 31, 2008, and (iii) 66,666 shares will vest on January 1, 2009, in each case subject to Mr. Haddrill’s continuous employment as our Chief Executive Officer through each such date, except as otherwise provided in the Haddrill Agreement, as described above under “—Employment and Severance Arrangements—Haddrill Employment Agreement.”

(c)           Options vest as follows: (i) 10,000 shares will vest on July 29, 2006 and (ii) 10,000 shares will vest on July 29, 2007. As a result of Mr. Saxton’s retirement on July 12, 2006, all 20,000 options were forfeited.

(d)          Options vest as follows: (i) 120,000 shares vested on July 1, 2006, (ii) 120,000 shares will vest on July 1, 2007, (iii) 120,000 shares will vest on July 1, 2008, (iv) 120,000 shares will vest on July 1, 2009 and (v) 120,000 shares will vest on April 13, 2010.

(e)           Options vest as follows: (i) 11,667 vested on July 29, 2006, (ii) 11,666 shares will vest on July 29, 2007 and (iii) 11,667 will vest on July 29, 2008.

(f)             Options vest as follows: (i) 20,000 shares vested on June 30, 2006, (ii) 50,000 shares will vest on June 30, 2007, (iii) 50,000 will vest on June 30, 2008 and (iv) 55,000 will vest on September 9, 2009.

(g)           Options vest as follows: (i) 11,667 shares will vest on July 29, 2006, (ii) 11,667 shares will vest on July 29, 2007 and (iii) 11,666 on July 29, 2008. As a result of Mr. Des Champs’ departure from the Company on January 31, 2007, only 11,667 options vested and the remaining 23,333 options were forfeited.

(h)          Options vest in their entirety on January 1, 2009. As a result of Mr. Des Champs’ departure from the Company on January 31, 2007, all 10,000 options were forfeited.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table reflects the options exercised during the fiscal year ended as of, and outstanding options held by the Named Executive Officers at, June 30, 2006:

	Shares Acquired on		Number of Unexercised Options at June 30, 2006		Value of Unexercised In-the-Money Options at June 30, 2006(a)
Name	Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Haddrill	—	—	879,997	400,003	$417,491	$904,009
Robert Saxton	—	—	170,000	73,335	237,767	213,804
Robert Luciano	—	—	120,000	1,080,000	637,200	3,868,800
Ramesh Srinivasan	—	—	125,000	175,000	646,250	904,750
Mark Lipparelli	—	—	116,749	111,251	—	—
Robert Caller	—	—	20,000	115,000	9,002	—
Steven Des Champs	—	—	74,586	117,917	141,717	395,388

(a)           Represents the amount by which the market value of the underlying stock at June 30, 2006 ($16.47 per share) exceeds the aggregate exercise price of the options.

Certain Relationships and Related Transactions

Mr.  Kirschbaum until his death in August 2006, was a director of the Company and the sole stockholder, director and officer of Kirkland Investment Corporation (“KIC”), which, effective July 1, 2004, was party to an Advisory Services Agreement that called for the Company to pay KIC $600,000 annually for advisory and related services for a period of three and one-half years. In August 2006, the Company made its last payment under the advisory agreement as a result of Mr. Kirschbaum’s death.

The Company also leases a warehouse and office facility from an entity owned by Mr. Luciano. Rental payments for the fiscal years ended June 30, 2006 totaled $412,000.

Report on Executive Compensation

As of the end of the fiscal year ended June 30, 2006, the Compensation Committee consisted of Messrs. Jacques André, David Robbins, and Kevin Verner, each of whom is an independent director. The Compensation Committee’s duties and responsibilities are set forth in a formal charter adopted by the Board of Directors and include, among others things:

•                    Review and approve executive compensation philosophy.

•                    Approve all executive compensation plans and structures.

•                    Approve annual and long-term incentive performance metrics, as well as determine and approve payouts.

•                    Approve compensation for the Company’s management executive committee, consisting of certain members of senior management, as well as senior management of the Company’s subsidiaries.

•                    Approve plan payouts to the members of the management executive committee that are outside of approved parameters.

•                    Recommend approval for all management incentive plans, including stock options, to the Board of Directors, and approve new change-in-control or special retention plans.

•                    Approve bonus criteria, incentives, including stock options and payouts for employee-directors.

General Compensation Philosophy.   The Compensation Committee’s general philosophy has been, and continues to be, providing a compensation package to attract and retain the most highly qualified executive officers while providing incentives to create stockholder value. To accomplish this objective, the Compensation Committee varies total cash compensation based on the Company’s performance in achieving the financial and non-financial objectives, and aligns long-term incentive compensation closely with the stockholder’s interests. However, the Compensation Committee believes that it will continue to be constrained by competitive factors as there continues to be demand from competing businesses to attract and retain management talent of the type the Company desires to recruit.

The Compensation Committee believes as a general matter, but particularly with respect to senior executive officers, that the most effective method of compensation, and the method that most closely aligns management’s interest with those of the Company’s stockholders, is long-term compensation tied to the creation of stockholder value. Thus, it has been the Company’s policy where feasible and consistent with competitive market conditions, and unless otherwise obligated by contract, to attempt to limit base cash compensation while providing incentives for management to increase stockholder value. The Company hopes to achieve this goal of focusing on long-term compensation through the use of stock options and, where appropriate, restricted stock and RSUs. The Compensation Committee believes this compensation philosophy has the greatest probability of achieving significant returns to stockholders.

Pearl Meyer & Partners, a Clark Consulting Practice, has also been retained to advise the Compensation Committee on matters relating to executive compensation. Pearl Meyer & Partners was engaged by and reports directly to the Compensation Committee.

Base Salaries.   Base salary levels are the fixed portion of an executive’s compensation package. The Compensation Committee annually reviews and determines the base salaries of members of senior management, except as limited by contractual obligation. Where adjustable, salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, and the Company’s overall annual budget for merit increases and the executive’s individual performance. In each case, the Compensation Committee takes into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, and competitive salary practices. However, the Company’s compensation formulas for certain executives’ salaries during the fiscal year ended June 30, 2006, were largely determined based on pre-existing contractual arrangements in place from the previous fiscal periods.

Bonuses.   Annual performance bonuses are tied to the Company’s overall performance, as well as the performance of each executive and of his or her area of responsibility. The Compensation Committee sets certain financial and operational objectives that are designed to promote key Company initiatives, such as achievement of specific strategic, operational or financial tasks or targets, including business unit performance, operating income and EPS, which the Board of Directors believes will result in increases in stockholder value. As a result of the Company’s performance on many of these metrics during fiscal 2006 the Company did not pay any cash bonuses for the fiscal year ended June 30, 2006, other than as contractually obligated with respect to two executive officers. However, at the recommendation of the Company’s Chief Executive Officer and as approved by the Compensation Committee, reduced bonuses were paid to certain individuals in the form of restricted stock that vests over a one-year period.

Long-Term Compensation.   Long-term compensation is provided by stock options and, from time to time, when appropriate, restricted stock or RSUs. The Compensation Committee believes that long-term compensation tied to stockholder value should constitute a significant portion of an executive’s compensation as options are intended to provide long-term compensation specifically tied to increases in the price of the Company’s common stock. Options are granted at the market price of the Company’s common stock on the date of grant, and provide compensation only to the extent the market price of the common stock increases between the date of grant and the date the option is exercised. Restricted stock and RSUs also tie compensation to the long term appreciation of the Company’s common stock by restricting the holders’ ability to receive and/or dispose of the related shares of common stock.

The total number of options granted in each year, which may vary, is tied to a number of factors including, but not limited to, overall Company performance, individual performance of the executive, and competitive and retention considerations.

The Compensation Committee continues to review its overall long-term incentive structure in light of the shifting competitive and regulatory environment. The Compensation Committee, with input from senior management and outside consultants, may decide to make changes to the long-term compensation program in the future.

401(k) Plan.   The Company offers a 401(k) plan. Employees are eligible to participate after completion of six months of service. Employees may defer from 1% to 25% of eligible earnings up to the IRS maximum of $15,000 for 2006. Participating employees who have attained age 50 are allowed to contribute an extra $5,000 in the 401(k) plan as “catch-up” contributions. Employee contributions are 100% vested. Participants hired before November 1, 2001, are 100% vested in both employee and employer contributions. For participants hired on or after November 1, 2001, employer-matching contributions become vested based on a five-year vesting schedule, to vest 20% per year, for each year of service. The Company, on a discretionary basis, may make matching contributions at the end of each quarter. Matching contributions may be made each pay period in lieu of each quarter. The current match is 50% of the participant’s contribution up to 6% of employee compensation. Bally Technologies, Inc., may make a discretionary profit sharing contribution to the 401(k) plan each year.

Chief Executive Officer Compensation.   On June 30, 2004, Mr. Haddrill and the Company entered into the Haddrill Agreement pursuant to which Mr. Haddrill began serving as the Company’s Chief Executive Officer as of October 1, 2004. The Haddrill Agreement was amended on June 20, 2006,  pursuant to which (i) Mr. Haddrill’s term of employment was extended from October 1, 2007, to January 1, 2009, (ii) Mr. Haddrill’s salary, beginning July 1, 2006, increased from $980,000 to $998,000, (iii) Mr. Haddrill received an additional week of vacation time, and (iv) subject to the approval of the Compensation Committee, Mr. Haddrill received a non-statutory stock option to purchase 200,000 shares of Company common stock at an exercise price per share equal to the fair market value of a share of Company common stock on the date of grant, as well as a number of restricted shares of Company common stock having a value equal to $1.4 million as of the date of grant.

The Haddrill Agreement, as amended, does not provide for an annual cash bonus. Additionally, during fiscal 2006, under the terms of the Haddrill Agreement, Mr. Haddrill was awarded a stock option grant covering 200,000 shares of common stock which vest as set forth under “—Option/SAR Grants in Last Fiscal Year” and was also granted $1,400,000 in restricted stock. The first tranche of the restricted stock (28.6%) vests on July 1, 2008, with the remainder vesting on January 1, 2009.

Deductibility of Compensation Under Internal Revenue Code Section 162(m).   Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that Bally may deduct in any one year with respect to its CEO and each of the next four most highly compensated executive officers. If the Company were to seek and obtain approval from stockholders for certain performance-based compensation, then such compensation would not be subject to the deduction limitation.

Respectfully submitted,

COMPENSATION COMMITTEE

Kevin Verner, Chairman
Jacques André
David Robbins

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended June 30, 2006, Messrs. André, Robbins, and Verner served on the Compensation Committee of the Board of Directors. During the fiscal year ended June 30, 2006, there were no transactions between the Company and any member of the Compensation Committee requiring disclosure hereunder.

STOCK PERFORMANCE GRAPH

The following graph compares the Company’s cumulative total stockholder return on its common stock for the five years ending June 30, 2006, with cumulative total return, assuming reinvestment of dividends, of (i) the S&P 500, (ii) the Russell 2000, and (iii) an index of peer companies the Company believes are comparable in terms of their lines of business. The Company peer group consists of International Game Technology, Progressive Gaming International Corporation, Shuffle Master, Inc., and WMS Gaming. The presentation assumes a $100 investment on June 30, 2001, the last trading day prior to the end of the Company’s 2001 fiscal year. The Company has not paid any dividends during the applicable period.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Comparison of 60 Month Cumulative Return

	6/01	6/02	6/03	6/04	6/05	6/06
BYI	100.00	127.12	192.62	174.79	142.81	167.76
S&P 500	100.00	82.01	82.22	97.93	104.12	113.11
Russell 200	100.00	91.33	89.83	119.80	131.12	150.23
Peer group	100.00	80.85	142.89	222.89	178.27	229.11

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10 percent of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of our common stock and other of our equity securities. To our knowledge, all Section 16(a) filing requirements applicable to the our directors, executive officers, and greater than 10 percent beneficial owners were complied with on a timely basis during the fiscal year ended June 30, 2006, except that a Form 3 was filed on November 27, 2006, on behalf of Mr. William Curtiss Follmer, a Senior Vice President of Bally Gaming and General Manager of Rainbow Casino, reporting Mr. Follmer’s ownership of 5,240 shares of common stock and options to purchase 110,000 shares of common stock; and a Form 4 was filed on November 28, 2006, on behalf of Mark Lipparelli, an Executive Vice President, reporting Mr. Lipparelli’s receipt of (i) 1,442 shares of restricted stock granted on September 12, 2006, and (ii) 35,000 stock options granted on July 28, 2005.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

The Company has a Code of Ethics and Business Conduct applicable to the chief executive, chief financial and principal accounting officers, as well as our directors (the “Code of Ethics”). In the event Bally makes any amendment to, or grants any waiver from, a provision of the Code of Ethics that applies to the Company’s principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on the Company website www.ballytech.com. The full text of the Code of Ethics is available by following links to “Investor Relations” and “Corporate Governance” on Bally’s website www.ballytech.com, or upon written request to Bally. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Stockholder Proposals for the 2007 Annual Meeting of Stockholders

Stockholders interested in submitting a proposal for inclusion in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders may do so by following the procedures prescribed in Securities and Exchange Commission Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the Company’s proxy statement and form of proxy for the 2007 Annual Meeting of Stockholders, proposals must be received no later than November 21, 2007. Pursuant to the Company’s Bylaws, for a stockholder proposal to be considered at the 2007 Annual Meeting of Stockholders, written notice of any such proposal must be received no sooner than January 28, 2008, but not later than February 28, 2008. Proposals and written notice thereof should be sent to 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention:  Corporate Secretary. Should the date of the 2007 Annual Meeting of Stockholders be more than thirty days before or after the one-year anniversary of the Meeting, the Company will revise and publicly disclose the deadlines set forth above accordingly.

Stockholder Nominations for Director

The Nominating and Corporate Governance Committee will consider stockholder nominations of candidates for director if timely written notice is received by the Company as set forth above under “—Stockholder Proposals for the 2007 Annual Meeting of Stockholders” with respect to notice of proposals to be considered at the 2007 Annual Meeting of Stockholders. Notices of stockholder nominations must include (1) as to each person the stockholder proposes to nominate for election, all information with respect to such nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, including such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (2) as to the stockholder giving notice of such nomination, (i) the name and address of such stockholder as set forth on the books of the Company, and (ii) the class and number of shares of common stock which are owned beneficially and of record by such stockholder.

ADDITIONAL INFORMATION

The Company undertakes to provide any person without charge a copy of any of the documents referenced in this Proxy Statement as being available upon written request, including the respective charters of the Nominating and Corporate Governance, Compensation, and Audit Committees, the Code of Ethics, and the Corporate Governance Guidelines, upon receipt of such a written request indicating which document is being requested. Requests should be addressed to: Bally Technologies, Inc., 6601 South Bermuda Road, Las Vegas, Nevada 89119, Attention: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matter that will be brought before the Meeting. However, if any other matter that may properly be acted upon properly comes before the Meeting or any adjournment or postponement thereof, the proxies solicited hereby will be voted on such matter in accordance with the discretion of the proxy holders named therein.

You are urged to sign, date, and return the enclosed proxy card in the envelope provided. No further postage is required if the envelope is mailed within the United States. If you later decide to attend the Meeting and wish to vote your shares, you may do so. Your cooperation in giving this matter your prompt attention will be appreciated.

BY ORDER OF THE BOARD OF DIRECTORS

Mark Lerner
Senior Vice President, General Counsel and Secretary

Appendix A

Independence Guidelines

No director qualifies as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Companies must identify which directors are independent and disclose the basis for that determination.

In addition, a director is not independent if:

(i)    The director is, or has been within the last three years, an employee of the listed company, or an immediate family member is, or has been within the last three years, an executive officer, of the listed company.

(ii)   The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the listed company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)  (A) The director or an immediate family member is a current partner of a firm that is the company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the listed company’s audit within that time.

(iv)  The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the listed company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v)    The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the listed company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. However, for the purposes of applying the look-back provisions discussed above, individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, need not be considered.

A-1

BALLY TECHNOLOGIES, INC.

6601 South Bermuda Road

Las Vegas, NV 89119

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD DIRECTORS

The undersigned hereby appoints Mark Lerner and Robert Caller as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Bally Technologies, Inc., held of record by the undersigned on April 4, 2007, at the Annual Meeting of Stockholders to be held at the Company’s headquarters located at 6601 South Bermuda Road, Las Vegas, Nevada, on May 3, 2007 at 1:00 p.m. local time, or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

BALLY TECHNOLOGIES, INC.

May 3, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
				FOR	AGAINST	ABSTAIN
1. Election of Director:		2.	To ratify the appointment of the	☐	☐	☐
firm of Deloitte & Touche LLP
☐ FOR NOMINEE	NOMINEE: David Robbins		as the independent public
accountants of the Company for
☐ WITHHOLD AUTHORITY FOR NOMINEE			the fiscal year ending June 30,
2007.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:		Signature of Stockholder			Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.